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                                                                    Exhibit 10.9
                                                                    ------------


                             CONSULTING AGREEMENT
                             --------------------

     This CONSULTING AGREEMENT is made as of April 17, 1997 by and between Mac-Gray II, Inc., a Delaware corporation (the "Company"), and Jeffrey C. Huenink ("Consultant"). Reference is made to that certain Agreement and Plan of Merger dated as of the date of this Agreement (the "Merger Agreement") by and among the Company, Mac-Gray Co., Inc., Mac-Gray Acquisition Corp. ("Acquisition Corp."), Consultant, Sun Services of America, Inc., a Florida corporation ("SSA"), and R. Bodden Coin-Op-Laundry, Inc., a Florida corporation ("Bodden"). Capitalized terms used in this Agreement and not defined herein shall have the respective meanings given to them in the Merger Agreement.

     WHEREAS, concurrently with the execution and delivery of this Agreement, the parties are consummating the transactions contemplated by the Merger Agreement, pursuant to which Acquisition Corp. will merge with and into Bodden, SSA will merge with and into the Company and Consultant will receive in exchange for the capital stock of SSA and Bodden cash and shares of Company Stock (the "Mergers");

     WHEREAS, prior to the Mergers, Consultant was the sole stockholder of, and was principally involved in the management of the business of, each of SSA and Bodden;

     WHEREAS, the Company desires to continue to have the benefit of Consultant's experience and knowledge in the card and coin-operated laundry business and industry; and

     WHEREAS, as a material inducement to the Company and Consultant to consummate the transactions contemplated by the Merger Agreement, the Company and Consultant are executing and delivering this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Consulting Arrangement.  Subject to the terms of this Agreement, for a
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period from the date hereof until the earlier of (a) the fifth anniversary of the date hereof and (b) the effective date of any termination of this Agreement pursuant to Section 5 hereof (the "Consulting Period"), Consultant shall serve as a consultant to the Company. During the Consulting Period, Consultant shall render such services of an advisory or consulting nature as the Chief Executive Officer or President of the Company, and/or their respective designees, may, from time to time, reasonably request, in order that the Company may continue to have the benefit of Consultant's experience and knowledge of the card and coin-operated laundry business and industry including, without limitation, advising and consulting with the Company with respect to the initiation, negotiation and consummation of acquisitions of businesses in the card and coin-operated laundry business (the "Consulting Services"). The Consultant shall at all times perform and discharge his duties and responsibilities under this Agreement faithfully, diligently and to the best of his ability.

     2.   Confidentiality.  Consultant agrees that, for the benefit of the
          ---------------
Company and each of its Affiliates (as defined below), during the Consulting Period, he shall not (nor shall Consultant assist any other person to) directly or indirectly furnish, divulge, reveal, report, publish or disclose (other than as may be required under applicable law) any Confidential Information (as hereinafter defined) to any person, firm, corporation or other entity, or hereafter use (or assist any person to use) such Confidential Information; provided, however, that Consultant may use or disclose Confidential Information
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as directed by the Company in connection with the provision of the Consulting
Services under this Agreement. For purposes of this Agreement, the term "Confidential Information" means all information or material not generally known to the public, which gives the Company and any of its Affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company and any of its Affiliates, including, without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, subscriber lists, sales representative lists, proprietary information, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. "Confidential Information" also includes any information described above which the Company or any of its Affiliates obtains from another party and which the Company or such Affiliate treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company or such Affiliate. For purposes of this Agreement, the term "Affiliate" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party (the term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management or policies of such person or entity by contract or otherwise).

     3.  Payment.  During the Consulting Period, as compensation in full for
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providing the Consulting Services under this Agreement, the Company shall compensate Consultant as follows:

             (a) Retainer. The Company shall pay to Consultant a base retainer
                 --------
     (the "Annual Retainer") equal to (i) with respect to each of the first and second Consulting Years (as defined below), $50,000 per year and (ii) with respect to each of the third, fourth and fifth Consulting Years, $100,000 per year. The Annual Retainer shall be payable in equal monthly installments during each Consulting Year during the Consulting Period and shall be subject to reduction pursuant to Section 4 hereof.

                (b) Bonus. The Company shall pay to Consultant an annual bonus
                    -----
     (the "Annual Bonus") for each Consulting Year during the Consulting Period which (i) in the case of the first and second Consulting Years, shall be payable in cash in installments of $56,250 on the 90th, 180th and 270th days (or, if not a business day, the next succeeding business day) of each such Consulting Year with the balance of

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

such Annual Bonus payable within sixty (60) days following the end of each such Consulting Year and (ii) in the case of the third, fourth and fifth Consulting Years, shall be payable in cash within sixty (60) days following the end of such Consulting Year (or, in the case of any portion of the Annual Bonus due with respect to the fifth Consulting Year for Acquired Entities acquired during the Tail Period (as defined below), within sixty (60) days following the end of the Tail Period), determined as follows:

                (i) with respect to each of the first and second Consulting Years, the Annual Bonus shall be an amount equal to the greater of (x) the product of (A) one percent (1%) multiplied by (B) the Acquired Entity Revenues (as defined below) for the calendar year ended immediately prior to the end of such Consulting Year and (y) $225,000; and

                (ii) with respect to each of the third, fourth and fifth Consulting Years, the Annual Bonus shall be an amount equal to the product of (x) seventy-five one hundredths of one percent (.75%) multiplied by (y) the Acquired Entity Revenues for the calendar year ended immediately prior to the end of such Consulting Year.

     (c) Definition.  For purposes of this Agreement, the following terms shall
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have the following meanings:

                (i) "Acquired Entity" means, with respect to any Consulting
                     ---------------
     Year, a business operating in the card or coin-operated laundry business which both (A) the Company acquires during such Consulting Year and, in addition, in the case of the fifth Consulting Year, which the Company acquires within six months following the end of such fifth Consulting Year (the "Tail Period") if a letter of intent or acquisition agreement was executed with respect thereto during such fifth Consulting Year, and (B) either (x) has more than twelve hundred and fifty (1250) revenue producing washers and dryers that are acquired by the Company or (y) which is approved as an "Acquired Entity" by the Chairman of the Board of Directors of the Company, acting in his sole and absolute discretion; provided,
                                                                 --------
     however, that in no event shall the term Acquired Entity include any
     -------
     business acquired from any of the entities listed on Schedule A attached
                                                          ----------
     hereto or any business acquired from any Affiliate of any of such entities unless after a period of two years from the date of this Agreement a letter of intent has not been signed by the Company and any of the entities listed on Schedule A or any of their Affiliates, in which case any such entity,
        ----------
     for which there is no signed letter of intent, shall become eligible to become an Acquired Entity if the other requirements of this subsection are met.

                (ii) "Acquired Entity Revenues" means, with respect to any
                      ------------------------
     calendar year, the sum of the gross revenues from coin-route operations (which shall exclude, without limitation, revenues from sales of laundry machines, parts and

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

     accessories) for such calendar year of all Acquired Entities for the Consulting Year ended immediately after such calendar year.

                        (iii) "Consulting Years" means (A) the period commencing
                               ----------------
                on April 17, 1997 and ending on April 16, 1998, (B) the one-year period commencing on April 17, 1998 and ending on April 16, 1999, the one-year period commencing on April 17, 1999 and ending on April 16, 2000, (D) the one-year period commencing on April 17, 2000 and ending on April 16, 2001 and (E) the one-year period commencing on April 17, 2001 and ending on April 16, 2002.

                (d) Calculation of Bonus. The Company shall provide to
                    --------------------
     Consultant at the time of the payment of each Annual Bonus under this Agreement, a reasonably detailed statement setting forth the calculation of such Annual Bonus (an "Annual Bonus Statement").

     If Consultant disputes the calculation of any Annual Bonus, Consultant shall notify the Company in writing within 30 days after the delivery to Consultant of the Annual Bonus Statement with respect thereto, which notice shall specify the nature of such dispute and the basis therefor (the "Dispute Notice"). For a period of 15 days after the Company's receipt of the Dispute Notice, at the request of Consultant and during the regular business hours of the Company, the Company shall grant to Consultant and his representatives reasonable access to the books and records of the Company that directly relate to the calculation of the Annual Bonus. The parties shall attempt in good faith to reach agreement resolving all of the disputes set forth in the Dispute Notice within 15 days after the Dispute Notice is received by the Company, in which event the Annual Bonus Statement, as amended to the extent necessary to reflect the resolution of all such disputes, shall be conclusive and binding on the parties. If the parties are unable to resolve any or all of such disputes within the aforesaid 15 day period, the parties shall, promptly after the expiration of such time period, submit all unresolved disputes to a nationally recognized independent accounting firm mutually agreeable to the parties (the "Arbiter") for resolution. Promptly, but no later than 30 days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by the Company and Consultant, only those items in dispute on the Annual Bonus Statement, and shall render a written report as to the resolution of each dispute and the resulting calculation of the Annual Bonus Statement. The Arbiter shall have exclusive jurisdiction over, and resort to the Arbiter, as provided in this Section 3(d) shall be the sole recourse and remedy of the parties with respect to, any disputes arising out of or relating to the Annual Bonus Statement, and the Arbiter's determination shall be conclusive and binding on the parties and shall be enforceable in any court of competent jurisdiction. The fees and expenses of the Arbiter shall be borne equally by the Company and Consultant.

     4.  Expense Reimbursement; Insurance.  The Company shall, in addition to
         --------------------------------
the payments contemplated by Section 3 hereof, reimburse Consultant for all reasonable out-of-pocket costs and expenses incurred by Consultant in connection with the performance of the Consulting Services hereunder. Such reimbursement shall be made within fifteen (15) days after receipt by the Company of statements detailing such costs and expenses and other

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

appropriate documentation reasonably satisfactory to the Company. During the Consulting Period, the Company shall provide health insurance coverage for Consultant and his spouse and children under the Company's group health insurance plan. The incremental cost to the Company for providing such coverage shall be paid by Consultant by a reduction in each monthly installment of the Annual Retainer.

     5.  Termination.  The Company may terminate this Agreement and Consultant's
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engagement hereunder upon (a) any act of fraud or embezzlement by Consultant with respect to the Company or its Affiliates or (b) gross negligence of Consultant in connection with the rendering of Consulting Services hereunder; provided that such gross negligence has not been cured by the date thirty (30) days after the Company has given written notice to Consultant specifying such gross negligence in reasonable detail. In the event of any termination pursuant to this Section 5, the Company shall pay to Consultant (i) the Annual Retainer then in effect, pro rated to the effective date of such termination and (ii) within 60 days after the end of the Consulting Year in which such termination occurs, the Annual Bonus for such Consulting Year, based on the Acquired Entities acquired during, or within six (6) months after the end of, such Consulting Year for which letters of intent or acquisition agreements were executed on or prior to the effective date of such termination. Upon any termination of this Agreement pursuant to this Section 5, (i) the Company's obligations to Consultant shall be limited to the payments provided for in the preceding sentence and (ii) all other provisions of this Agreement shall terminate.

     6.  Status.  The Company and Consultant agree that Consultant shall be an
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independent contractor of the Company and that nothing in this Agreement shall be construed or deemed to create any other relationship. Without limiting the foregoing, the relationship between the Company and Consultant shall not be that of any employer-employee, joint venturers or partners. The Company shall not make any deductions or withholdings from Consultant's compensation as might otherwise be required by federal or state laws. Consultant expressly understands and agrees that he shall be solely responsible for all withholding and income taxes, and that he will not be covered by FICA, SDI or Workmen's Compensation laws during the Consulting Period. Consultant agrees to provide the Company with written evidence of compliance with federal and state withholding requirements upon request.

     7.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Florida, without regard to the conflicts or choice of law provisions thereof.

     8.  Dispute Resolution.  Except as provided below, any dispute arising out
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of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes (the "CPR Rules"). The CPR Institute for Dispute Resolution shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.
(S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Tampa, Florida.

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

     Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

                (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

                (b)  no other discovery;

                (c) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

                (d) decision to be rendered not more than ten (10) days following such hearings.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 8 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

     Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party hereto may at its or
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his option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

     9.  Successors and Assigns.  This Agreement shall inure to the benefit of,
         ----------------------
and be binding upon, the successors of the Company by way of merger, consolidation or transfer of all or substantially all of the assets of the Company, and may not be assigned by Consultant.

     10.  No Conflicting Obligations.  Consultant hereby represents and warrants
          --------------------------
to the Company that he is not now under, or bound to be under in the future, any obligation to any

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

person, firm or corporation which is or would be inconsistent or in conflict with this Agreement or would prevent, limit or impair in any way the full and absolute performance by Consultant of his obligations hereunder. In addition, Consultant covenants that he will not enter into or discuss entering into any such agreement during the Consultant Period.

     11.  Entire Agreement; Modifications.  This Agreement, the Merger
          -------------------------------
Agreement, the Noncompetition Agreement and the Stockholders' Agreement constitute the entire agreement between the parties pertaining to their subject matter and supersede all prior and contemporaneous agreements, representations, negotiations and understandings of the parties, whether oral or written. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by all the parties hereto.

     12.  Waivers.  The failure of any party to require the performance or
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satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent failure or breach.

     13.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     14.  Notices.  All notices and other communications under this Agreement
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shall be in writing and shall be delivered in accordance with the provisions of the Merger Agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the date and year first written above.

                         COMPANY:

                                                MAC-GRAY II, INC., a Delaware
                                                corporation


                                                /s/
                                                --------------------------------
                                                Name:
                                                Title:


                                                CONSULTANT:

                                                /s/ Jeffrey C. Huenink
                                                --------------------------------
                                                Jeffrey C. Huenink



Consulting Agreement

                                  SCHEDULE A
                                  ----------

                           LIST OF EXCLUDED ENTITIES
                           -------------------------


Material listed on this Schedule A has been omitted pursuant to a request for confidential treatment and has been filed separately with the office of the Secretary of the Securities and Exchange Commission.

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